INDEPENDENT AUDITORS' CONSENT


Oppenheimer High Yield Fund:

     We consent to the use in this Post-Effective Amendment No. 44 to Registration Statement No. 2-62076 of Oppenheimer High Yield Fund on Form N-1A of our report dated July 24, 2000, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.




/s/ Deloitte & Touche LLP
-----------------------------------
DELOITTE & TOUCHE LLP


Denver, Colorado
October 24, 2000